UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2021

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

218 W 18th St, 3rd Fl. New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 585-5591

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DS	New York Stock Exchange (NYSE)
9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PB	New York Stock Exchange (NYSE)
8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PC	New York Stock Exchange (NYSE)
8.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PD	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2021, Drive Shack Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, BTIG, LLC, as the representative of the several underwriters listed on Schedule A thereto (the “Underwriters”) and Wesley R. Edens (the “Director Purchaser”), for the issuance and sale by the Company of 20,833,334 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), including 672,780 shares of Common Stock sold directly to the Director Purchaser at the public offering price of $2.40. The Underwriters agreed to purchase the Common Stock from the Company at a price of $2.274 per share, resulting in net proceeds of approximately $46.7 million, after deducting the estimated expenses of this offering, to the Company. In addition, the Company granted the Underwriters an option for 30 days to purchase up to an additional 3,124,999 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”), which they exercised in full on January 29, 2021. Mr. Edens is the Chairman of our Board of Directors and following this offering owns approximately 10.2% of our outstanding Common Stock.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The transaction contemplated by the Underwriting Agreement, including the issuance and sale of the Option Shares, closed on February 2, 2021.

The offering and sale of the Shares were made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-251671), which has been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, McDermott Will & Emery LLP, with respect to the legality of the Shares.

Item 8.01.	Other Events.

On January 28, 2021, the Company issued a press release announcing the launch of the offering of the Shares. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01. On January 29, 2021, the Company issued a press release announcing the pricing of the offering of the Shares. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated January 28, 2021, among the Company, BTIG, LLC, as the representative of the underwriters named therein and the Director Purchaser.
5.1	Opinion of McDermott Will & Emery LLP with respect to the legality of common stock.
23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
99.1	Press Release Announcing the Launch of the Offering of the Shares, dated January 28, 2021.
99.2	Press Release Announcing the Pricing of the Offering of the Shares, dated January 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC. (Registrant)

/s/ Nicholas Foley
General Counsel and Secretary
Date: February 2, 2021